Exhibit 99.1
Thoughtworks Reports Third Quarter 2023 Financial Results
•Third quarter revenues of $280.2 million
•Provides updated guidance for the full year and fourth quarter of 2023
CHICAGO, IL., (November 7, 2023) – Thoughtworks Holding, Inc. (NASDAQ: TWKS) ("Thoughtworks" or the "Company"), a leading global technology consultancy, today reported results for the third quarter of 2023 and provided an updated financial outlook for the full year and fourth quarter of 2023.
Guo Xiao, Thoughtworks' Chief Executive Officer, said, "We delivered revenues of $280.2 million in the third quarter of 2023. We are seeing more stability in the demand environment and new logo acquisition continues to be a strength, with 34 new clients in the quarter. Our restructuring program is moving at pace. In the third quarter, we took actions to achieve $68 million of cost savings on an annualized basis.
We are prioritizing investments in sales and marketing and we have seen an increase in sales activity around our AI, data, digital application management, and enterprise modernization services. Despite macro challenges, digital transformation remains a key priority for our clients.”
Update on Restructuring Activities
As announced last quarter, Thoughtworks undertook a structural reorganization. To date, we have (i) implemented changes to our operational functions, moving from a geographic to a centralized model, (ii) created a new organizational home for the majority of our client facing workforce (Digital Engineering Center); (iii) instituted a new regional market structure; and (iv) made key leadership changes aligned with our new operating model.
Upon completion of the program, the Company still expects to realize annualized cost savings of approximately $75 million to $85 million. The majority of the annualized cost savings are still expected to come from reductions in operating spend, particularly in non-client, back-office functions. By the end of the third quarter, we achieved $68 million of the annualized expected savings, positioning us well to continue to drive savings in the fourth quarter.
As of September 30, 2023, Thoughtworks has incurred pre-tax cash charges of approximately $15.6 million (the “Third Quarter Charges”), with an additional $2 million to $4 million expected to be incurred in the fourth quarter of 2023. The Third Quarter Charges include $15.4 million in wage-related costs, such as employee severance and related benefits, and $0.2 million in non-wage related expenses, including costs related to reducing leased office space, vendor contract cancellations and professional fees.
QTD third quarter 2023 highlights
Revenues for the third quarter were $280.2 million, a year-over-year decline of (15.7)%, or a year-over-year decline of (16.6)% in constant currency, and were within our guided range of $275 million to $285 million. Adjusting for the actual foreign currency translation impacts, our guided range for third quarter revenues would have been approximately $273 million to $283 million. Acquisitions completed in the last twelve months contributed approximately 1% to revenue growth in the quarter.
Net loss margin for the third quarter was (9.2)% compared to net loss margin of (11.6)% for the third quarter of 2022. Adjusted EBITDA Margin for the third quarter was 12.0% compared to 20.2%

for the third quarter of 2022, and exceeded our guided range of 9.0% to 11.0%. We are executing on our restructuring program, and our actions in the third quarter resulted in $68 million of cost savings on an annualized basis.
Diluted loss per share for the third quarter was $(0.08) compared to diluted loss per share of $(0.12) for the third quarter of 2022. Adjusted Diluted EPS for the third quarter was $0.04 compared to $0.08 for the third quarter of 2022, exceeding our guided range of $0.02 to $0.03.
Stock-based compensation for the third quarter was $12.8 million compared to $59.2 million for the third quarter of 2022.
YTD third quarter 2023 highlights
Revenues for the nine months ended were $874.4 million, a year-over-year decline of (11.3)%, or a year-over-year decline of (10.2)% in constant currency. Acquisitions completed in the last twelve months contributed approximately 1% to revenue growth for the nine months ended September 30, 2022.
Net loss margin for the nine months ended was (5.3)% compared to net loss margin of (12.3)% for the nine months ended September 30, 2022. Adjusted EBITDA Margin for the nine months ended was 11.2% compared to 20.1% for the nine months ended September 30, 2022
Diluted loss per share for the nine months ended was $(0.15) compared to diluted loss per share of $(0.39) for the nine months ended September 30, 2022. Adjusted Diluted EPS for the nine months ended was $0.10 compared to $0.33 for the nine months ended September 30, 2022.
Stock-based compensation for the nine months ended was $48.1 million compared to $228.3 million for the nine months ended September 30, 2022.
QTD third quarter 2023 summary

	Three Months Ended September 30,
$ in millions, except per share data	2023	2022	Change	% Change(1)
GAAP Metrics:
Revenues(2)	$280.2	$332.4	$(52.2)	(15.7)%
Gross Profit	$94.2	$88.3	$5.9	6.7%
Gross Margin	33.6%	26.6%	7.0%
SG&A	$81.8	$91.7	$(9.9)	(10.8)%
SG&A Margin	29.2%	27.6%	1.6%
Stock-based compensation	$12.8	$59.2	$(46.4)	(78.4)%
Net loss	$(25.9)	$(38.6)	$12.7
Net loss margin	(9.2)%	(11.6)%	2.4%
Diluted loss per share	$(0.08)	$(0.12)	$0.04
Cash flow from operations	$6.4	$34.9	$(28.5)	(81.7)%
Non-GAAP Metrics(3):
Revenue Growth Rate at constant currency(4)	(16.6)%	23.9%
Adjusted Gross Profit	$104.9	$135.3	$(30.4)	(22.5)%
Adjusted Gross Margin	37.4%	40.7%	(3.3)%
Adjusted SG&A	$72.8	$70.5	$2.3	3.3%
Adjusted SG&A Margin	26.0%	21.2%	4.8%
Adjusted Net Income	$11.5	$26.8	$(15.3)	(57.1)%

	Three Months Ended September 30,
$ in millions, except per share data	2023	2022	Change	% Change(1)
Adjusted EBITDA	$33.6	$67.2	$(33.6)	(50.0)%
Adjusted EBITDA Margin	12.0%	20.2%	(8.2)%
Adjusted Diluted EPS	$0.04	$0.08	$(0.04)	(50.0)%
Free Cash Flow	$3.7	$27.7	$(24.0)	(86.6)%
YTD third quarter 2023 summary

	Nine Months Ended September 30,
$ in millions, except per share data	2023	2022	Change	% Change(1)
GAAP Metrics:
Revenues(2)	$874.4	$985.5	$(111.1)	(11.3)%
Gross Profit	$282.6	$241.1	$41.5	17.2%
Gross Margin	32.3%	24.5%	7.8%
SG&A	$254.8	$295.8	$(41.0)	(13.9)%
SG&A Margin	29.1%	30.0%	(0.9)%
Stock-based compensation	$48.1	$228.3	$(180.2)	(78.9)%
Net loss	$(46.2)	$(121.5)	$75.3
Net loss margin	(5.3)%	(12.3)%	7.0%
Diluted loss per share	$(0.15)	$(0.39)	$0.24
Cash flow from operations	$22.6	$56.3	$(33.7)	(59.9)%
Non-GAAP Metrics(3):
Revenue Growth Rate at constant currency(4)	(10.2)%	31.3%
Adjusted Gross Profit	$321.7	$416.5	$(94.8)	(22.8)%
Adjusted Gross Margin	36.8%	42.3%	(5.5)%
Adjusted SG&A	$226.0	$221.6	$4.4	2.0%
Adjusted SG&A Margin	25.8%	22.5%	3.3%
Adjusted Net Income	$31.7	$107.8	$(76.1)	(70.5)%
Adjusted EBITDA	$97.8	$198.6	$(100.8)	(50.8)%
Adjusted EBITDA Margin	11.2%	20.1%	(8.9)%
Adjusted Diluted EPS	$0.10	$0.33	$(0.23)	(69.7)%
Free Cash Flow	$16.3	$36.7	$(20.4)	(55.6)%
(1) For QTD and YTD, percentage change for net loss and diluted loss per share were excluded as they were determined to be not meaningful due to a loss or negative position in one or both periods.
(2) Acquisitions completed in the last twelve months contributed approximately 1% to revenue growth for the quarter and 1% for the nine months ended September 30, 2023.
(3) See “Non-GAAP financial measures” for how we define these measures and the financial tables that accompany this release for reconciliation of these measures to the closest comparable GAAP measures.
(4) Revenue Growth Rate at Constant Currency is calculated by translating the current period revenues into U.S. dollars at the weighted average exchange rates of the prior period of comparison; therefore the weighted average rates used in each respective calculation are not consistent. The change in revenue growth rate at constant currency was excluded, as it was determined to be not meaningful.

Bookings
Our overall bookings for the trailing twelve months ended September 30, 2023 was $1.4 billion, a sequential and year-over-year decrease from $1.5 billion. For the trailing twelve months ended September 30, 2023, we had 37 clients with bookings greater than $10 million compared to 41 clients for the trailing twelve months ended September 30, 2022. The 6.7% decrease is primarily due to smaller contract sizes and shorter contract terms.
Revenue by geography(5)

	Three Months Ended September 30,			Nine Months Ended September 30,
$ in thousands	2023	2022	% Change	2023	2022	% Change
North America	$105,666	$129,421	(18.4)%	$323,755	$382,856	(15.4)%
APAC	97,155	108,353	(10.3)%	297,782	320,233	(7.0)%
Europe	66,292	79,937	(17.1)%	219,524	239,466	(8.3)%
LATAM	11,046	14,736	(25.0)%	33,369	42,939	(22.3)%
Total revenues	$280,159	$332,447	(15.7)%	$874,430	$985,494	(11.3)%
(5) Revenues are presented geographically, by customer location.
Revenue by industry vertical

	Three Months Ended September 30,			Nine Months Ended September 30,
$ in thousands	2023	2022	% Change	2023	2022	% Change
Technology and business services	$70,612	$94,219	(25.1)%	$214,440	$274,815	(22.0)%
Energy, public and health services	71,662	83,386	(14.1)%	231,014	237,101	(2.6)%
Retail and consumer	44,663	57,919	(22.9)%	137,060	182,982	(25.1)%
Financial services and insurance	46,447	55,004	(15.6)%	154,380	173,139	(10.8)%
Automotive, travel and transportation	46,775	41,919	11.6%	137,536	117,457	17.1%
Total revenues	$280,159	$332,447	(15.7)%	$874,430	$985,494	(11.3)%
Liquidity
We had cash and cash equivalents of $87.4 million as of September 30, 2023, along with $300.0 million of borrowing capacity under our revolving credit line, which was undrawn as of September 30, 2023. Our total debt outstanding, before deferred financing fees, was $297.1 million at September 30, 2023.

Financial outlook
Thoughtworks provides the following updated outlook for the fourth quarter and full year 2023:
Fourth quarter
Thoughtworks expects the following for the fourth quarter:
•Revenues in the range of $265 million to $270 million, reflecting year-over-year decline of (15)% to (13)%; or (16)% to (14)% in constant currency, which includes approximately 1% from acquisitions;
•Adjusted EBITDA Margin(6) in the range of 10.5% to 12.5%;
•Adjusted Diluted EPS(6) in the range of $0.02 to $0.04, assuming a weighted average of 328 million diluted outstanding shares; and
•Stock-based compensation expense of $17 million.
Full year
Thoughtworks now expects the following for the full year:
•The Company narrows its expected range for revenues to $1,139 million to $1,144 million, reflecting year-over-year decline of (12)%, or (12)% to (11)% in constant currency, which includes approximately 2% from acquisitions. This includes an approximate $4 million incremental negative impact from foreign exchange compared to the prior guidance.
•The Company narrows its expected range for Adjusted EBITDA Margin(6) to 11.0% to 11.5%;
•The Company raises its expected range for Adjusted Diluted EPS(6) to $0.12 to $0.14, assuming a weighted average of 331 million diluted outstanding shares; and
•The Company now expects stock-based compensation expense of $65 million.
(6) Adjusted EBITDA Margin and Adjusted Diluted EPS exclude the impacts from restructuring charges.
Conference call information
Thoughtworks will host a conference call and webcast at 8:00 a.m. Eastern Time on Tuesday, November 7, 2023, to discuss our financial results. To access the conference call and webcast and the accompanying slide presentation, which has additional information regarding Thoughtworks' operating results, you can visit our investor relations website at https://investors.thoughtworks.com. A replay of the webcast will be made available on our investor relations website at https://investors.thoughtworks.com. Information on Thoughtworks' website is not part of this press release.
About Thoughtworks
Thoughtworks is a global technology consultancy that integrates strategy, design and engineering to drive digital innovation. We are over 11,000 Thoughtworkers strong across 51 offices in 18 countries. For 30 years, we've delivered extraordinary impact together with our clients by helping them solve complex business problems with technology as the differentiator.
Investor contact:
Thoughtworks Holding, Inc.
Rob Muller: investor-relations@thoughtworks.com

Press contact:
Thoughtworks Holding, Inc.
Linda Horiuchi: linda.horiuchi@thoughtworks.com
Thoughtworks uses and intends to continue to use our investor relations website at https://investors.thoughtworks.com and social media, @thoughtworks on Twitter and LinkedIn, as a means of publicly disclosing material information and for complying with our disclosure obligations under Regulation Fair Disclosure. Investors should monitor these channels in addition to following the Company’s press releases, SEC filings, public conference calls and webcasts.
Forward-looking statements
This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify these forward-looking statements by the use of terms such as "expect," "will," "continue," or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements represent our management's beliefs and assumptions only as of the date of this press release. You should read this press release with the understanding that our actual future results may be materially different from what we expect. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, which include but are not limited to: the statements under "Financial outlook," including expectations relating to revenues and other financial or business metrics; the statements under “Update on Restructuring Activities,” including expectations relating to the size of the restructuring actions, the amount and timing of related cost savings and charges and the potential long-term benefits of the restructuring actions; statements regarding relationships with existing and potential clients and their engagement decisions; and any other statements of expectation or belief. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include, but are not limited to, those related to: current and future impact of macro-related factors on Thoughtworks' clients’ engagement decisions, Thoughtworks’ business and industry; the effects of competition on the future business of Thoughtworks; uncertainty regarding the demand for and market utilization of our services; the ability to implement our restructuring actions, including the costs of such actions and the uncertainty of the impact of such actions on financial performance; the ability to maintain or acquire new client relationships; other general business and economic conditions (including such conditions related to inflation and foreign currency exchange rates); and our ability to successfully execute our strategy and strategic plans. For additional information concerning these and other risks and uncertainties, please see Thoughtworks' latest Annual Report on Form 10-K, latest Quarterly Report on Form 10-Q, and other filings and reports that Thoughtworks may file from time to time. Except as required by law, Thoughtworks assumes no obligation, and does not intend, to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.
Non-GAAP financial measures
Certain financial metrics contained in this press release are considered non-GAAP financial measures. Definitions of and the related reconciliations for these non-GAAP financial measures can be found below. We use these non-GAAP measures in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that these non-GAAP measures provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations. However, non-GAAP measures have limitations as analytical tools, and you should not consider these measures in isolation or as substitutes for analysis of our financial results as reported under GAAP. For example, many of the non-GAAP financial measures used herein exclude stock-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring non-cash expense for our business and an important part of our compensation strategy.
Certain non-GAAP measures related to our financial outlook included in this press release and the associated webcast were not reconciled to the comparable GAAP financial measures because the GAAP measures are not assessable on a forward-looking basis. The Company is unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include stock-based compensation, acquisitions, income tax effects of adjustments and other items. The unavailable information could have a significant impact on the Company's GAAP financial results. Based on the foregoing, the Company believes that providing estimates of the amounts that would be required to reconcile the range of the non-GAAP measures to forecasted GAAP measures would imply a degree of precision that would be confusing or misleading to investors for the reasons identified above.
Revenue Growth Rate and Revenue Growth Rate at constant currency
Certain of our subsidiaries use functional currencies other than the U.S. dollar and the translation of these foreign currency amounts into U.S. dollars can impact the comparability of our revenues between periods. Accordingly, we use Revenue Growth Rate at constant currency as an important indicator of our underlying performance. Revenue Growth Rate at constant currency is calculated by applying the average exchange rates in effect during the earlier comparative fiscal period to the later fiscal period.
Adjusted Gross Profit and Adjusted Gross Margin
We define gross profit as total revenues less cost of revenues. We define Adjusted Gross Profit as gross profit excluding stock-based compensation expense, employer payroll related expense on employee equity incentive plan and depreciation expense. We calculate Adjusted Gross Margin by dividing Adjusted Gross Profit by total revenues. Our management uses Adjusted Gross Profit to assess overall performance and profitability, without regard to the aforementioned adjustments, which are unrelated to our ongoing revenue-generating operations. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.
Adjusted SG&A and Adjusted SG&A Margin
We define Adjusted SG&A as selling, general and administrative expense excluding stock-based compensation expense, acquisition costs, certain professional fees that are considered unrelated to our ongoing revenue-generating operations and employer payroll related expense on employee equity incentive plan. We calculate Adjusted SG&A Margin by dividing Adjusted SG&A by total revenues.
Our management uses Adjusted SG&A and Adjusted SG&A Margin to assess our overall performance, without regard to items such as stock-based compensation expense and other items that are considered to be unique or non-recurring in nature or otherwise unrelated to our ongoing revenue-generating operations. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.
Adjusted Net Income and Adjusted Diluted EPS
We define Adjusted Net Income as net loss adjusted for unrealized loss on foreign currency exchange, stock-based compensation expense, amortization of acquisition-related intangibles,

acquisition costs, certain professional fees that are considered unrelated to our ongoing revenue-generating operations, employer payroll related expense on employee equity incentive plan, final tax assessment for closed operations, change in fair value of contingent consideration, restructuring charges and income tax effects of adjustments.
We define Adjusted Diluted EPS as diluted loss per share, with the numerator adjusted for the aforementioned adjustments to Adjusted Net Income. In other words, the numerator for Adjusted Diluted EPS utilizes Adjusted Net Income. We calculate Adjusted Diluted EPS by dividing Adjusted Net Income by diluted weighted average shares outstanding.
Our management uses Adjusted Net Income and Adjusted Diluted EPS to assess our overall performance, without regard to items that are considered to be unique or non-recurring in nature or otherwise unrelated to our ongoing revenue-generating operations, net of the income tax effects of adjustments.
Our management uses Adjusted Net Income for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.
Adjusted EBITDA and Adjusted EBITDA Margin
We define Adjusted EBITDA as net loss adjusted to exclude income tax expense; interest expense; other (income) expense, net, excluding a gain related to the mark to market adjustment on shares received in relation to the sale and settlement of trade receivables in 2022; unrealized loss on foreign currency exchange; stock-based compensation expense; depreciation and amortization expense; acquisition costs; certain professional fees that are considered unrelated to our ongoing revenue generating operations; employer payroll related expense on employee equity incentive plan; final tax assessment for closed operations; and restructuring charges. We calculate Adjusted EBITDA Margin by dividing Adjusted EBITDA by total revenues.
Adjusted EBITDA and Adjusted EBITDA Margin are widely used by investors and securities analysts to measure a company's operating performance without regard to the aforementioned adjustments that can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired or costs that are unique or non-recurring in nature or otherwise unrelated to our ongoing revenue-generating operations.
Our management uses Adjusted EBITDA and Adjusted EBITDA Margin for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.
Free Cash Flow
We define Free Cash Flow as net cash provided by operating activities less cash used for purchases of property and equipment. We believe that Free Cash Flow is a useful indicator of liquidity for investors and is used by our management as it measures our ability to generate cash, or our need to access additional sources of cash, to fund operations and investments. There are a number of limitations related to the use of free cash flow as compared to net cash from operating activities, including that Free Cash Flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

THOUGHTWORKS HOLDING, INC.
CONDENSED CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS
(In thousands, except share and per share data)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Revenues	$280,159	$332,447	$874,430	$985,494
Operating expenses:
Cost of revenues	185,985	244,139	591,845	744,366
Selling, general and administrative expenses	81,840	91,682	254,806	295,799
Depreciation and amortization	5,997	5,303	17,413	15,364
Restructuring	15,566	—	15,566	—
Total operating expenses	289,388	341,124	879,630	1,055,529
Loss from operations	(9,229)	(8,677)	(5,200)	(70,035)
Other (expense) income:
Interest expense	(6,649)	(5,871)	(19,661)	(15,502)
Net realized and unrealized foreign currency loss	(8,813)	(12,129)	(7,658)	(18,903)
Other income (expense), net	43	2,056	(545)	1,731
Total other expense	(15,419)	(15,944)	(27,864)	(32,674)
Loss before income taxes	(24,648)	(24,621)	(33,064)	(102,709)
Income tax expense	1,204	13,987	13,167	18,792
Net loss	$(25,852)	$(38,608)	$(46,231)	$(121,501)

Other comprehensive loss, net of tax:
Foreign currency translation adjustments	(3,820)	(19,217)	(4,229)	(45,448)
Comprehensive loss	$(29,672)	$(57,825)	$(50,460)	$(166,949)

Net loss per common share:
Basic loss per common share	$(0.08)	$(0.12)	$(0.15)	$(0.39)
Diluted loss per common share	$(0.08)	$(0.12)	$(0.15)	$(0.39)

Weighted average shares outstanding:
Basic	317,805,140	311,621,233	317,204,506	309,481,860
Diluted	317,805,140	311,621,233	317,204,506	309,481,860

Stock-based compensation expense included in the condensed consolidated statements of loss and comprehensive loss was as follows:

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Cost of revenues	$7,462	$41,558	$28,688	$161,040
Selling, general and administrative expenses	5,344	17,602	19,403	67,268
Total stock-based compensation expense	$12,806	$59,160	$48,091	$228,308

THOUGHTWORKS HOLDING, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	September 30, 2023	December 31, 2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$87,405	$194,294
Trade receivables, net of allowance of $9,074 and $9,531, respectively	153,318	201,695
Unbilled receivables	141,838	122,499
Prepaid expenses and other current assets	31,223	38,202
Total current assets	413,784	556,690
Property and equipment, net	28,592	38,798
Right-of-use assets	42,316	43,123
Intangibles and other assets:
Goodwill	416,372	405,017
Trademark	273,000	273,000
Customer relationships, net	115,230	124,047
Other non-current assets	23,451	21,175
Total assets	$1,312,745	$1,461,850
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$4,119	$5,248
Long-term debt - current	7,150	7,150
Income taxes payable	8,470	22,781
Accrued compensation	80,286	85,477
Accrued expenses and other current liabilities	32,860	42,920
Lease liabilities, current	14,709	15,994
Total current liabilities	147,594	179,570
Lease liabilities, non-current	30,007	29,885
Long-term debt, less current portion	287,706	391,856
Deferred tax liabilities	46,135	62,555
Other long-term liabilities	23,388	19,762
Total liabilities	534,830	683,628
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 100,000,000 shares authorized, zero issued and outstanding at September 30, 2023 and December 31, 2022, respectively	—	—
Common stock, $0.001 par value; 1,000,000,000 shares authorized, 368,678,928 and 366,306,970 issued, 318,073,825 and 315,681,987 outstanding at September 30, 2023 and December 31, 2022, respectively	369	366
Treasury stock, 50,605,103 and 50,624,983 shares at September 30, 2023 and December 31, 2022, respectively	(624,687)	(624,934)
Additional paid-in capital	1,615,417	1,565,514
Accumulated other comprehensive loss	(43,439)	(39,210)
Retained deficit	(169,745)	(123,514)
Total stockholders' equity	777,915	778,222
Total liabilities and stockholders' equity	$1,312,745	$1,461,850

THOUGHTWORKS HOLDING, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(In thousands)

	Nine months ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(46,231)	$(121,501)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	27,367	25,561
Bad debt expense	4,145	2,447
Deferred income tax benefit	(21,759)	(24,989)
Stock-based compensation expense	48,091	228,308
Unrealized foreign currency exchange loss	9,488	22,242
Non-cash lease expense on right-of-use assets	13,935	13,807
Other operating activities, net	2,599	(546)
Changes in operating assets and liabilities:
Trade receivables	43,827	(10,803)
Unbilled receivables	(22,305)	(78,445)
Prepaid expenses and other assets	6,051	(4,856)
Lease liabilities	(14,219)	(11,842)
Accounts payable	(1,183)	(177)
Accrued expenses and other liabilities	(27,204)	17,135
Net cash provided by operating activities	22,602	56,341
Cash flows from investing activities:
Purchase of property and equipment	(6,351)	(19,672)
Proceeds from disposal of fixed assets	327	437
Acquisitions, net of cash acquired	(15,989)	(70,011)
Net cash used in investing activities	(22,013)	(89,246)
Cash flows from financing activities:
Payments of obligations of long-term debt	(105,363)	(105,363)
Payments of debt issuance costs	(99)	—
Proceeds from issuance of common stock on exercise of options, net of employee tax withholding	4,880	5,651
Withholding taxes paid on tender offer	—	(15,469)
Withholding taxes paid on dividends previously declared	—	(10,009)
Withholding taxes paid related to net share settlement of equity awards	(3,501)	(33,017)
Other financing activities, net	71	(6)
Net cash used in financing activities	(104,012)	(158,213)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3,395)	(18,032)
Net decrease in cash, cash equivalents and restricted cash	(106,818)	(209,150)
Cash, cash equivalents and restricted cash at beginning of the period	195,564	394,942
Cash, cash equivalents and restricted cash at end of the period	$88,746	$185,792

Supplemental disclosure of cash flow information:
Interest paid	$18,669	$14,486
Income taxes paid	$38,590	$22,830
Withholding taxes payable	$(683)	$—

Supplemental disclosures of non-cash financing activities:
Withholding taxes payable included within accrued compensation	$—	$11,534

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$87,405	$184,544
Restricted cash included in other non-current assets	1,341	1,248
Total cash, cash equivalents and restricted cash	$88,746	$185,792

THOUGHTWORKS HOLDING, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages, share and per share data)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Net loss	$(25,852)	$(38,608)	$(46,231)	$(121,501)
Unrealized foreign exchange loss	10,223	14,448	9,488	22,242
Stock-based compensation	12,806	59,160	48,091	228,308
Amortization of acquisition-related intangibles	3,656	3,449	10,916	9,744
Acquisition costs (a)	1,533	1,742	5,339	3,044
Certain professional fees (b)	2,051	766	3,801	1,632
Employer payroll related expense on employee equity incentive plan (c)	264	2,950	755	6,447
Final tax assessment for closed operations (d)	—	—	—	258
Change in fair value of contingent consideration (e)	—	(2,955)	129	(2,427)
Restructuring (f)	15,566	—	15,566	—
Income tax effects of adjustments (g)	(8,722)	(14,194)	(16,157)	(39,989)
Adjusted Net Income	$11,525	$26,758	$31,697	$107,758

GAAP diluted weighted average common shares outstanding	317,805,140	311,621,233	317,204,506	309,481,860
Employee stock options, RSUs and PSUs	10,521,029	19,179,768	12,434,247	19,969,943
Adjusted diluted weighted average common shares outstanding	328,326,169	330,801,001	329,638,753	329,451,803
GAAP diluted loss per share	$(0.08)	$(0.12)	$(0.15)	$(0.39)
Adjusted Diluted EPS	$0.04	$0.08	$0.10	$0.33

THOUGHTWORKS HOLDING, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages, share and per share data)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Net loss	$(25,852)	$(38,608)	$(46,231)	$(121,501)
Income tax expense	1,204	13,987	13,167	18,792
Interest expense	6,649	5,871	19,661	15,502
Other (income) expense, net (h)	(28)	(2,056)	759	(1,731)
Unrealized foreign exchange loss	10,223	14,448	9,488	22,242
Stock-based compensation	12,806	59,160	48,091	228,308
Depreciation and amortization	9,147	8,905	27,367	25,561
Acquisition costs (a)	1,533	1,742	5,339	3,044
Certain professional fees (b)	2,051	766	3,801	1,632
Employer payroll related expense on employee equity incentive plan (c)	264	2,950	755	6,447
Final tax assessment for closed operations (d)	—	—	—	258
Restructuring (f)	15,566	—	15,566	—
Adjusted EBITDA	$33,563	$67,165	$97,763	$198,554
Net loss margin	(9.2)%	(11.6)%	(5.3)%	(12.3)%
Adjusted EBITDA Margin	12.0%	20.2%	11.2%	20.1%

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Gross profit, GAAP	$94,174	$88,308	$282,585	$241,128
Stock-based compensation	7,462	41,558	28,688	161,040
Employer payroll related expense on employee equity incentive plan (c)	107	1,875	452	4,152
Depreciation expense	3,150	3,603	9,954	10,198
Adjusted Gross Profit	$104,893	$135,344	$321,679	$416,518
Gross margin, GAAP	33.6%	26.6%	32.3%	24.5%
Adjusted Gross Margin	37.4%	40.7%	36.8%	42.3%

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
SG&A, GAAP	$81,840	$91,682	$254,806	$295,799
Stock-based compensation	(5,344)	(17,602)	(19,403)	(67,268)
Acquisition costs (a)	(1,533)	(1,742)	(5,339)	(3,044)
Certain professional fees (b)	(2,051)	(766)	(3,801)	(1,632)
Employer payroll related expense on employee equity incentive plan (c)	(157)	(1,075)	(303)	(2,295)
Adjusted SG&A	$72,755	$70,497	$225,960	$221,560
SG&A margin, GAAP	29.2%	27.6%	29.1%	30.0%
Adjusted SG&A Margin	26.0%	21.2%	25.8%	22.5%

THOUGHTWORKS HOLDING, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages, share and per share data)
(unaudited)

(a)Reflects costs for certain professional fees and retention wage expenses related to certain acquisitions.
(b)Adjusts for certain transaction expenses, non-recurring legal expenses, and one-time professional fees.
(c)Excludes employer payroll related expense on employee equity incentive plan as these expenses are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise. As a result, these expenses may vary in any particular period independent of the financial and operating performance of our business.
(d)Adjusts for certain tax related expenses related to final tax assessments from closing operations in Uganda, which was completely shut down in 2015.
(e)Adjusts for the non-cash adjustment to the fair value of contingent consideration.
(f)Adjusts for restructuring costs which include wage-related expenses, such as employee severance and related benefits, and non-wage related expenses, including costs related to reducing leased office space, vendor contract cancellations and professional fees.
(g)Adjusts for the income tax effects of the foregoing adjusted items.
(h)Excludes a gain, which was included within other (income) expense, net in the condensed consolidated statements of loss and comprehensive loss for 2023, related to the mark to market adjustment on shares received in relation to the sale and settlement of trade receivables in 2022.

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Net cash provided by operating activities	$6,355	$34,864	$22,602	$56,341
Purchase of property and equipment	(2,670)	(7,213)	(6,351)	(19,672)
Free Cash Flow	$3,685	$27,651	$16,251	$36,669